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                                                                   EXHIBIT 10.16

                       SITEHARBOR SERVICES AGREEMENT (EM)

AGREEMENT NO. __________

TERM:____ONE_______(YEARS)

BETWEEN:               AND:  Legal Company Name: FAIRMARKET, INC.
                                                    ----------------

NaviSite, Inc.               Address:   500 UNICORN PARK DR., WOBURN, MA  01801
                                        ---------------------------------------

400 Minuteman Road           Telephone: 781-376-5600
                                        ------------

Andover, MA  01810           Fax:       781-935-7617
                                        ------------

("NAVISITE")                 ("CLIENT")

CLIENT CONTRACTS FOR AND NAVISITE AGREES TO PROVIDE, ON THE TERMS AND CONDITIONS SET FORTH IN THIS SITEHARBOR SERVICES AGREEMENT, THE SERVICES IDENTIFIED BELOW:

                          GENERAL TERMS AND CONDITIONS

1.     DEFINITIONS
The following capitalized terms will have the meanings set forth below for purposes of this Agreement:

       1.1 "CDS Service" shall have the meaning set forth in Section 2.3.

       1.2 "Client Equipment" means the servers, hardware and other equipment to be provided by, or acquired on behalf of, Client and installed by, or at the direction of, Client within the Client Space. The Client will retain all right, title and interest in the Client Equipment.

       1.3 "Client Materials" means all Client Equipment, Content and any other materials provided by Client or acquired on behalf of Client in connection with the SiteHarbor Services.

       1.4 "Client Space" means the server racks, cabinets and the space contained therein to be provided by NaviSite at the Designated NaviCenter for the installation of the SiteHarbor Equipment, as described on Schedule A.

       1.5 "Confidential Information" means, subject to the exceptions set forth in Section 11.2 below, any information and data, regardless of whether it is in tangible form, of either party that such party has either marked as confidential or proprietary, or has identified in writing as confidential or proprietary within ten (10) days of disclosure to the other party. Confidential Information will include, without limitation, information regarding business plans, strategies, technology, customers and products and the terms of this Agreement.

       1.6 "Content" means any information, data, software, programs, operating systems and any other materials installed on the SiteHarbor Equipment by Client or at the direction of the Client or by customers of the Client, excluding any operating system, software or other materials owned, licensed or developed by NaviSite and installed on the SiteHarbor Equipment. Client will retain title to and all rights in the Content.

       1.7 "Designated NaviCenter" means NaviSite's Internet data center where the Client Equipment will be installed, as designated on the cover of this Agreement.

       1.8 "Effective Date" means the date Client executes this Agreement.

       1.9 "Front-end Network" means the portion of NaviSite's network infrastructure that includes Internet connectivity, routers and switches that enable the communication of public information between Web site visitors and Client's servers hosted at NaviSite.

       1.10 "Installation Fee" means the amount described on SCHEDULE B and any subsequent Sales Order.

       1.11 "Sales Order" or "Order" shall mean any NaviSite sales order executed by the parties during the term hereof.

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       1.12 "NaviSite Equipment" means the servers, hardware and other equipment
NaviSite has agreed to provide in connection with performance of the SiteHarbor Services. NaviSite will retain all right, title and interest in the NaviSite Equipment.

       1.13 "SiteHarbor Services" has the meaning set forth in Section 2.1.

       1.14 "SiteHarbor Software" means any database software, application or other software specifically described in Schedule B or the applicable Sales Order and provided by NaviSite for Client's use in connection with providing the SiteHarbor Services.

       1.15 "SiteHarbor Equipment" means the Client Equipment and the NaviSite Equipment.

       1.16 "Streaming Media Services" has the meaning set forth in Section 2.4.

2.     SERVICES

       2.1 SERVICES. NaviSite will provide Client the services described in SCHEDULE A attached hereto or any Sales Orders (the "SiteHarbor Services") in accordance with the terms and conditions of this Agreement.

       2.2 CONSULTING SERVICES. Client may request that NaviSite provide additional services, if any, outside the scope of SiteHarbor Services, which will be described in SCHEDULE D attached hereto (the "Consulting Services"). Such Consulting Services, if any, will be subject to the terms and conditions contained in this Agreement and any additional terms and conditions described in SCHEDULE D.

       2.3 CDS SERVICES. Client may purchase NaviSite's CDS Powered by Akamai, described in SCHEDULE E attached hereto (the "CDS Services"). Such CDS Services, if any, shall be deemed to be additional SiteHarbor Services and shall be subject to the terms and conditions contained in this Agreement and any additional terms and conditions described in SCHEDULE E; provided that to the extent such terms and conditions conflict, the terms and conditions of SCHEDULE E shall govern.

       2.4 STREAMING MEDIA SERVICES. Client may purchase NaviSite's Streaming Media Services, which will be described in SCHEDULE F attached hereto (the "Streaming Media Services"). Such Streaming Media Services, if any, will be subject to the terms and conditions contained in this Agreement and any additional terms and conditions described in SCHEDULE F; provided that to the extent such terms and conditions conflict, the terms and conditions of SCHEDULE F shall govern.

3.     EQUIPMENT

       3.1 CLIENT EQUIPMENT. If Client has contracted to use Client Equipment in connection with the SiteHarbor Services, Client will be responsible for delivering the Client Equipment to the Designated NaviCenter at its own expense necessary for the installation in the Client Space. NaviSite will work with Client to develop a plan and schedule for installation of the Client Equipment. Client acknowledges that changes to NaviSite's facilities, operations, procedures or SiteHarbor Services may affect the performance of Client Equipment and any modifications or upgrades to, or replacements to, the Client Equipment required as result of such changes will be Client's responsibility. If any Client Equipment jeopardizes the stability or security of the SiteHarbor Services, Client shall, at it's own expense, promptly remedy such situation to both parties' satisfaction.

       3.2 NAVISITE EQUIPMENT. If Client has contracted to use NaviSite Equipment in connection with the SiteHarbor Services, NaviSite will work with Client to order the necessary NaviSite Equipment and to develop a plan and schedule for installation of the NaviSite Equipment.

       3.3 RESTRICTIONS ON USE OF NAVISITE EQUIPMENT. Client will not take, nor attempt to take, any right, title or interest in the NaviSite Equipment or permit any third party to take any right, title or interest in the NaviSite Equipment. Client will not transfer, sell, assign, sublicense, pledge or otherwise dispose of, encumber or attach a lien or encumbrance upon or against any NaviSite Equipment or any interest in such equipment. Client will only use the NaviSite Equipment in the Client Space and will not move the NaviSite Equipment without NaviSite's prior written consent. Client will reimburse NaviSite


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for all reasonable repair or restoration costs associated with damage or destruction, other than normal wear and tear, to the NaviSite Equipment caused by Client's personnel, agents or visitors.

4.     SPACE

       4.1 PHYSICAL ACCESS TO CLIENT SPACE. Client's Representatives will be permitted physical access to the Client Space during normal business hours and accompanied by a NaviSite representative, provided the Client has given NaviSite notice at least one business day prior to the visit by Client's Representatives; provided, further, NaviSite shall grant requests for visits outside normal business hours or on less than one business day notice on an as needed basis. In all cases, Client access to the Client Space will be (i) limited solely to the individuals identified and authorized by Client to have access to the Client Space and the Designated NaviCenter, as named on SCHEDULE C ("Client Representatives" which may be amended as required by the Client by providing prior notice), and (ii) subject to such Representative's compliance with the terms of this Agreement and any policies applicable to visitors of NaviSite's premises where Client has been notified of such policies.

       4.2 MAINTENANCE OF CLIENT SPACE. Client will not make any construction changes or material alterations to the interior or exterior of the Client Space, including any cabling or power supply, without the prior written consent of NaviSite. Client agrees to reimburse NaviSite for all reasonable repair or restoration costs associated with damage or destruction, other than normal wear and tear, caused by Client's personnel, agents or visitors.

       4.3 INSURANCE. Client will keep in full force and effect during the term of this Agreement, comprehensive general liability for bodily injury and property damage insurance in an amount not less than $1 million per occurrence. Client, and not NaviSite, is responsible for obtaining and maintaining insurance coverage for any Client Equipment. Client also agrees that it will maintain, and will be solely responsible for ensuring that its agents (including contractors and subcontractors) maintain, other insurance at levels no less than those required by applicable law and customary in Client's and its agents' industries. Client will furnish NaviSite with certificates of insurance which evidence the minimum levels of insurance set forth above.

       4.4 NO LEASE. This Agreement is a services agreement and is not intended to and will not constitute a lease of any real or personal property.

5.     SOFTWARE

       5.1 LICENSE. NaviSite hereby grants to Client a nonexclusive, nontransferable worldwide license, without the right to grant sublicenses, to use the SiteHarbor Software in object code form only on the SiteHarbor Equipment, during the term of this Agreement.

       5.2 RESTRICTIONS. Client's use of the SiteHarbor Software is subject to the following: Client will not, and will not permit others to, (a) modify, copy, or otherwise reproduce the SiteHarbor Software in whole or in part; (b) reverse engineer, decompile, disassemble, or otherwise attempt to derive the source code form or structure of the SiteHarbor Software; (c) distribute, sublicense, assign, share, timeshare, sell, rent, lease, grant a security interest in, or otherwise transfer the SiteHarbor Software or Client's right to use the SiteHarbor Software; or (d) remove any proprietary notices or labels on the SiteHarbor Software. All rights not expressly granted to Client are reserved by NaviSite or NaviSite's licensors. There are no implied rights.

6.     FEES AND PAYMENTS

       6.1 FEES. The fees and charges for SiteHarbor Services and Consulting Services will be as set forth in SCHEDULE B and Schedule D, respectively or the applicable Sales Order, as the case may be. NaviSite will not increase fees for services listed on SCHEDULE B attached to this Agreement during the initial term of the Agreement, but may thereafter change prices upon sixty (60) days prior written notice. The fees and charges for the CDS Services will be as set forth in SCHEDULE E. NaviSite may increase fees for such CDS Services at any time, including during the initial term of the Agreement, upon


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thirty (30) days prior written notice. In the event NaviSite is subjected to any surcharges for electrical power due to Client's use of SiteHarbor Services, NaviSite shall pass through and Client shall pay for such surcharges.

       6.2 BILLING AND PAYMENT. NaviSite shall invoice and Client shall prepay all charges to be incurred by Client on a monthly basis. NaviSite invoices in advance for all SiteHarbor Services to be provided during the upcoming month. Billing for partial months will be prorated based on a calendar month. Except for the Installation Fee, which shall be due and payable upon execution of this Agreement by Client, payment of fees and charges are due and payable within thirty (30) calendar days after the date of each NaviSite invoice. All fees and charges are specified in U.S. dollars and all payments will be made in U.S. dollars. Amounts past due will be subject to an interest charge equal to one and one-half percent (1.5%) per month, or, if less, the highest rate allowed by applicable law. Client shall provide NaviSite with credit information as requested, including, without limitation a NaviSite Credit Reference Form, and delivery of SiteHarbor Service is subject to credit approval by NaviSite. At the time Client signs this Agreement, Client will pay to NaviSite, as security for the Client's obligations hereunder, a sum equal to three (3) months of total monthly fees under this Agreement ("Security Payment"). NaviSite shall not be obligated to pay any interest on or separately segregate any of the Security Payment.

       6.3 CANCELLATION. In the event the Client cancels or terminates the SiteHarbor Services or the CDS Services (if any) prior to the expiration of the term of this Agreement (other than a termination for cause by Client pursuant to Section 13.2), Client agrees to pay NaviSite as a cancellation fee all monthly recurring fees and payments due under this Agreement or any Sales Order for the balance of the term hereof or thereof.

       6.4 TAXES. Client will be responsible for and agrees to pay in full any and all taxes and any other fees and charges imposed by any other governmental agency resulting from this Agreement or any activities under this Agreement except for taxes based upon NaviSite's income.

7.     CLIENT REPRESENTATIONS AND WARRANTIES

       7.1 CLIENT EQUIPMENT. Client represents and warrants that it owns or has the legal right and authority, and during the term of this Agreement will continue to own or maintain the legal right and authority, to place and use the Client Equipment as contemplated by this Agreement. Client further represents and warrants that its placement, arrangement, and use of the Client Equipment in the Designated NaviCenters complies with the Client Equipment manufacturers' environmental and other technical specifications.

       7.2 CONTENT. Client represents and warrants that the Content: (i) does not infringe or violate the rights of any third party including, but not limited to, intellectual property rights; (ii) will not result in any harm to NaviSite or NaviSite's business, as determined in NaviSite's good faith reasonable discretion; and (iii) is not defamatory, obscene or otherwise unlawful and does not violate any right of privacy or publicity.

       7.3 COMPLIANCE WITH LAW. Client represents and warrants that Client's use of the SiteHarbor Services or Consulting Services, and if applicable, Client's customers' use of Client's products or services that use the SiteHarbor Services, will comply with U.S. law and any other applicable law and regulations. Client further represents and warrants that it will not use the SiteHarbor Services or Consulting Services for any illegal purposes.

       7.4 NON-INTERFERENCE. Client represents and warrants that Client, and if applicable, Client's customers' use of Client's products or services that use the SiteHarbor Services, will not use the SiteHarbor Services or Consulting Services to interfere with or disrupt other NaviSite clients, network users, network services or network equipment. Interference or disruptions include, but are not limited, to distribution of unsolicited advertising or mail messages, propagation of computer worms and

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viruses, and use of the SiteHarbor Services or Consulting Services to make unauthorized entry to any other computer or machine accessible via the Internet.

       7.5 BREACH OF WARRANTIES. In the event of any breach, or reasonably anticipated breach, of any of the foregoing representations and warranties, in addition to any other remedies available at law or in equity, (i) Client shall promptly and diligently take action to remedy the situation, and (ii) NaviSite will have the right to immediately suspend the SiteHarbor Services, Consulting Services or CDS Services without prior notice if deemed reasonably necessary by NaviSite to prevent any harm to NaviSite and its business.

8.     NAVISITE REPRESENTATIONS AND WARRANTIES

       8.1 SERVICE WARRANTY. NaviSite warrants that the SiteHarbor Services and Consulting Services, if any, provided hereunder will be performed in a workmanlike manner in accordance with reasonable commercial standards. NaviSite guarantees that it will provide the SiteHarbor Services pursuant to Schedule A
(2) (attached).

       8.2 NO OTHER WARRANTY. EXCEPT FOR THE EXPRESS WARRANTY SET FORTH IN
SECTION 8.1 ABOVE, NAVISITE MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES INCLUDING THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. NAVISITE DOES NOT WARRANT THAT THE SITEHARBOR SERVICES AND CONSULTING SERVICES WILL BE UNINTERRUPTED, ERROR-FREE OR COMPLETELY SECURE. IN NO EVENT WILL NAVISITE BE RESPONSIBLE FOR ANY SITUATION WHERE THE SECURITY, AVAILABILITY OR STABILITY OF THE SITEHARBOR SERVICES IS COMPROMISED BY CLIENT, CONTENT OR ACTIONS TAKEN BY NAVISITE AT THE REQUEST OF CLIENT.

9.     LIMITATION OF LIABILITY

       9.1 NAVISITE SHALL NOT BE LIABLE FOR ANY EXEMPLARY, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES, INCLUDING WITHOUT LIMITATION, LOST PROFITS, LOST SAVINGS OR DAMAGES RESULTING FROM LOSS OF USE OR LOSS OF CONTENT OR DATA, HOWEVER CAUSED AND REGARDLESS OF THE THEORY OF LIABILITY, EVEN IF NAVISITE HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL NAVISITE'S LIABILITY ARISING OUT OF, OR OTHERWISE RELATED TO, THIS AGREEMENT AND SUBJECT MATTER HEREOF EXCEED THE CHARGES PAID BY THE CLIENT HEREUNDER FOR THE PRIOR TWELVE (12) MONTH PERIOD.

10.    INDEMNIFICATION

       10.1 Each party will indemnify, defend and hold the other party harmless from and against any and all costs, liabilities, losses, damages and expenses, including reasonable attorney's fees, and amounts paid in settlement, resulting from or arising out of any claim, suit, action or proceeding (each a "Claim") brought against the other party as a consequence of the indemnifying party's infringement of any third party copyright, trademark or trade secret. The party seeking indemnification shall provide the indemnifying party with prompt written notice of any Claim, the indemnifying party shall have sole control and authority with respect to the defense or settlement of any Claim and the party seeking indemnification shall cooperate fully with the indemnifying party in the defense of any Claim.

11.    CONFIDENTIAL INFORMATION

       11.1 CONFIDENTIAL INFORMATION. Each party acknowledges that it will have access to Confidential Information. Each party agrees that it will not use in any way, for its own account or the account of any third party, except for the performance of this Agreement, nor disclose to any third party (except as required by law or to that party's attorneys, accountants and other advisors as reasonably necessary), any of the other party's Confidential Information and will take reasonable precautions to protect the confidentiality of such information.

       11.2 EXCEPTIONS. Information will not be deemed Confidential Information hereunder if such information: (i) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (ii) becomes known

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(independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the receiving party; or (iv) is independently developed by the receiving party.

12.    INTELLECTUAL PROPERTY RIGHTS

       12.1 Except as expressly set forth in a particular statement of work executed by the parties, all right title and interest in and to all products, software, report, training materials, specifications, designs, models, processes and other items provided by NaviSite to Client in connection with any consulting services (the "Consulting Materials"), and all intellectual property rights in and to the Consulting Materials, shall be and remain the property of NaviSite (and/or its suppliers if applicable), exclusively. Client shall have no right, title or interest in or to any Consulting Materials, except as expressly set forth in this Agreement.

13.    TERM AND TERMINATION

       13.1 TERM. The initial term of this Agreement will commence on the Effective Date and continue for the term set forth on the first page of the Agreement, unless terminated sooner as provided herein. The Agreement will be automatically renewed for additional one (1) year terms, unless either party gives written notice to terminate at least ninety (90) days prior to the expiration of the initial term or any renewal term. If the parties enter into any Sales Order related to this Agreement and the term of such Sales Order extends beyond the then-current term of this Agreement, the then-current term of this Agreement shall be deemed to be amended to expire on the date such Sales Order expires, subject to renewal for additional one (1) year terms thereafter as provided for in the preceding sentence.

       13.2 TERMINATION FOR CAUSE. Either party will have the right to terminate this Agreement if: (i) the other party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice of the same, except in the case of failure to pay fees, which must be cured within five (5) days after written notice from NaviSite (notwithstanding the foregoing, NaviSite may elect to suspend the Services for the failure to pay fees in its sole discretion); (ii) the other party becomes the subject of a voluntary petition in bankruptcy or any voluntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors; or (iii) the other party becomes the subject of an involuntary petition in bankruptcy or any involuntary proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed within sixty (60) days of filing.

       13.3 EFFECT OF TERMINATION. Upon the effective date of expiration or termination of this Agreement: (a) NaviSite will immediately cease providing SiteHarbor Services, Consulting Services and CDS Services (as applicable); (b) any and all payment obligations of Client under this Agreement will become due immediately, in addition to NaviSite's cost of collection (including reasonable attorney's fees); (c) within thirty (30) days after such expiration or termination, each party will return all Confidential Information of the other party in its possession at the time of expiration or termination and will not make or retain any copies of such Confidential Information; (d) Client will return all NaviSite Equipment and any copies of SiteHarbor Software; (e) Client will remove from the Designated NaviCenters all Client Equipment and any of its other property within the Designated NaviCenters within ten (10) days of such expiration or termination and return the Client Space to NaviSite in the same condition as it was prior to installation of the


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Client Equipment, normal wear and tear excepted. If Client does not remove such property within such ten-day period, NaviSite will have the option to move any and all such property to storage and charge Client a fee for such removal and storage. In the event Client fails to pay NaviSite all amounts owed NaviSite under this Agreement when due, Client agrees that upon written notice, NaviSite may take possession of any Client Equipment and store it, at Client's expense, until taken in full or partial satisfaction of any lien or judgment, all without being liable to prosecution or for damages. Following termination or expiration of this Agreement, Client will remain liable for all applicable fees accrued prior to such termination or expiration provided hereunder; and (f) in the event that this Agreement is terminated for any reason, Client agrees that the Security Payment shall be applied by NaviSite in such order as it shall determine in its sole discretion, including, without limitation, to payment of any Cancellation fees described below and any other obligations of Client to NaviSite hereunder. The Security Payment may, at any time (in the sole discretion of NaviSite) and without any prior notice, be applied towards fees for services and equipment during the term of this Agreement.

       13.4 SURVIVAL. Sections 6.2, 6.3, 9, 10, 11, 12, 13.3, 13.4, 15.1, 15.5
and 15.6 will survive any termination of this Agreement.

14.    MARKETING

       14.1 MARKETING. Client consents to NaviSite's inclusion of Client's name on a general list of NaviSite's customers used for marketing and promotional purposes.

       14.2 ATTRIBUTION. The parties agree that Client's web site shall prominently display attribution to NaviSite using the NaviSite Marks (as defined below) specified by NaviSite hereunder, designed to indicate that Client's web site is hosted, operated and maintained by NaviSite (e.g., "powered by NaviSite"). During the term of this Agreement, NaviSite hereby grants to Client a nonexclusive, nontransferable, non-sublicensable license to use its name, service marks, trademarks and logos specified by NaviSite ("NaviSite Marks") solely in connection with the branding of Client's web site as specifically permitted herein. Use of the NaviSite Marks shall be subject to any usage guidelines and notice requirements provided by NaviSite from time to time; including, without limitation, NaviSite's right, in its sole discretion, to change the appearance and/or style of the NaviSite Marks or add or subtract from the NaviSite Marks. Client agrees that all use of the NaviSite Marks shall inure to the benefit of NaviSite and except for the limited right and license granted above, Client shall not have or obtain any right, title or interest in or to the NaviSite Marks. Client agrees not to adopt, use or apply for registration of the NaviSite Marks (or any mark confusingly similar thereto) anywhere in the world, nor shall Client engage, participate or otherwise become involved in any activity or course of action that diminishes and/or tarnishes the image and/or reputation of any NaviSite Marks. Actual uses of the NaviSite Marks by Client shall be subject to the review and prior written approval of NaviSite which will, so long as such is consistent with the terms and conditions of this Agreement, not be unreasonably withheld, but which is revocable at any time upon written notice to Client.

15.    GENERAL

       15.1 RELATIONSHIP. Nothing in this Agreement will be construed to imply a joint venture, partnership, or agency relationship between the parties, and NaviSite will be considered an independent contractor when performing services under this Agreement.

       15.2 COOPERATION. Client acknowledges that its timely provision of and access to, assistance, cooperation, complete and accurate information and data from its officers, agents, and employees (collectively "Cooperation") are essential to perform the services, and that NaviSite shall not be liable for any deficiency in performing services if such deficiency results Client's failure to provide reasonable Cooperation. 15.3 ASSIGNMENT. Neither party may assign this Agreement, in whole or in part, without the prior written consent of the other party. Notwithstanding the previous sentence, NaviSite may transfer or assign its rights and


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obligations under this Agreement to a subsidiary or entity controlling, controlled by or under common control with NaviSite or to an entity that acquires NaviSite by merger or purchase of all or substantially all of NaviSite's assets.

       15.4 FORCE MAJEURE. Either party will not be in default of its obligations to the extent its performance is delayed or prevented by causes beyond its control, including but not limited to acts of God, earthquake, flood, embargo, riots, sabotage, utility or transmission failures, fire or labor disturbances. 15.5 NON-SOLICITATION. During the term of this Agreement and for a period of one year after termination of this Agreement, each party agrees that it will not directly or indirectly, solicit or attempt to solicit for employment any persons employed by the other party.

       15.6 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding its conflict of law rules.

       15.7 SEVERABILITY. In the event any provision of this Agreement is held by a tribunal of competent jurisdiction to be contrary to the law, the remaining provisions of this Agreement will remain in full force and effect.

       15.8 NOTICES. All notices called for under this agreement will be in writing and given by personal delivery, certified mail, return receipt requested, or by commercial overnight courier, to the recipient's address set forth above or to such other address or addresses as either party may specify in writing to the other. Notice will be deemed given the date of personal delivery, the third business day after mailing, or the next business day after delivery to such courier (unless the return receipt or the courier's records evidence a later delivery).

       15.9 COUNTERPARTS. This Agreement may be signed in counterparts, including but not limited to via facsimile, each of which shall be deemed to be an original, but all of which shall constitute the same instruments. 15.10 ENTIRE AGREEMENT. This Agreement and the attached Schedules constitute the entire agreement between the parties as of the Effective Date and may only be modified by an instrument in writing signed by both parties, including, without limitation, any Service Orders related hereto executed by the parties. This Agreement cancels and supersedes any and all prior proposals (oral or written), understandings, representations, conditions, warranties, covenants and other communications between the parties which relate to the subject matter of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement by their duly authorized representatives.

NAVISITE, INC.

Name: /s/ LISA J. MUDRICK
     -------------------------------

Title:   VP, SALES
      ------------------------------

Date:    11-16-01
     -------------------------------


("CLIENT")


By:      /s/ JANET SMITH
     -------------------------------

Name:    JANET SMITH, CFO
     -------------------------------

Date:    AS OF NOVEMBER 1, 2001
     -------------------------------

(C)NaviSite, Inc., 2000. All rights reserved.

Rev. 01/12/01





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                                    AMENDMENT
                                       TO
                       SITEHARBOR SERVICES AGREEMENT (EM)

       THIS AMENDMENT ("Amendment") is made and entered into effective as of the 1st day of November, 2001 ("Effective Date") by and between Navisite, Inc., a Delaware corporation with offices at 400 Minuteman Road, Andover, MA 01810 ("Navisite") and FairMarket, Inc., a Delaware corporation with offices at 500 Unicorn Park Drive, Woburn, MA 01801 ("Client") and amends that certain SiteHarbor Services Agreement ("Agreement") entered into by the parties effective as of November 1, 2001. Any terms defined in the Agreement shall have the same meaning in this Amendment as set forth in the Agreement. In the event that any provision of this Amendment and any provision of the Agreement are inconsistent or conflicting, the inconsistent or conflicting provisions of this Amendment shall control, but only to the extent that such provision is inconsistent with the Agreement.

       NOW, THEREFORE, in consideration of the mutual agreements and covenants hereinafter set forth, the parties wish to amend the Agreement as follows:

1.     Section 1 is hereby modified as follows:

       o Add the following sentence at the end of Section 1.2: "Client will retain all right, title and interest in the Client Materials."

       o In Section 1.5, replace the phrase "ten (10) days" with "thirty (30) days" and insert the phrase "suppliers, affiliates" following the word "customers".

       o In Section 1.6, replace the last sentence in its entirety with the following: "Client will retain all right, title and interest in the Content."

2.     Delete Sections 2.3 and 2.4 in their entirety.

3.     Section 3 is hereby modified as follows:

       o Insert the following sentence prior to the last sentence of Section 3.1: "NaviSite will use commercially reasonable efforts to provide Client with five (5) business days advance written notice of any such changes which materially and adversely affect the performance of Client Equipment."

       o    In Section 3.3, replace the first two sentences with the following:
            "Neither party will take, or attempt to take, any right, title or interest in the other party's equipment or permit any third party to take any right, title or interest in such equipment. Except as specifically provided in this Agreement, neither party will transfer, sell, assign, sublicense, pledge or otherwise dispose of, encumber or attach a lien or encumbrance upon or against any of the other party's equipment or any interest in such equipment."

4.     Section 4 is hereby modified as follows:

       o Replace Section 4.1 in its entirety with the following: "Provided Client is not in default of any of its payment obligations hereunder, Client's Representatives will be permitted physical access to the Client Space on a 24 hour, 7 day a week basis upon fifteen (15) minutes notice; provided, however that Client must provide NaviSite with at least (1) business day written notice prior to removing any Client Equipment from the Client Space (except for removal required for material repairs to or replacement of Client Equipment necessary for the continued operation of Client's Web site). In all cases, Client access to the Client Space will be (i) limited solely to the individuals identified and authorized by Client to have access to the Client Space and the Designated NaviCenter, as named on SCHEDULE C ("Client Representatives" which may be amended as required by the Client by providing prior notice), and (ii) subject to such Representative's compliance with the terms of this Agreement and any policies applicable to visitors of NaviSite's premises where Client has been notified of such policies."

       o Replace Section 4.3 in its entirety with the following: "Both parties will keep in force and effect during the term of this Agreement, comprehensive general liability for bodily and property damage insurance in an amount not less than $1 million per occurrence. Client, and not NaviSite, is responsible for obtaining and maintaining insurance coverage for any Client Equipment. Each party also agrees that it will maintain, and be solely responsible for ensuring that its agents (including contractors and subcontractors) maintain, other insurance at levels no less than those required by applicable law and customary in each party's and their agents, respective industries. Each party will provide the other party with certificates of insurance which evidence the minimum levels of insurance set forth above upon the written request of the other party."

5.     Section 6 is hereby modified as follows:

       o Replace the second sentence of Section 6.1 in its entirety with the following: "NaviSite will not increase fees for services listed on SCHEDULE B attached to this Agreement during the initial term of this Agreement, but may thereafter change prices upon the commencement of any renewal term of this Agreement, provided NaviSite provides Client ninety (90) days prior written notice of such price change."

       o Delete the third and fourth sentences of Section 6.1 in their entirety.

       o Replace the last sentence of Section 6.1 in its entirety with the following: "In the event NaviSite is subjected to any surcharges for electrical power due to Client's use of the SiteHarbor Services, NaviSite shall pass through and Client shall pay for such surcharges, provided NaviSite provides Client with reasonably adequate documentation supporting such surcharges."

       o In the third sentence of Section 6.2, replace the phrase "the date" with "delivery".

       o Delete the seventh, eighth and ninth sentences of Section 6.2 in their entirety.

       o Replace Section 6.3 in its entirety with the following: "For a period of one hundred eighty (180) days from the Effective Date, in the event Client cancels or terminates this Agreement pursuant to the last sentence of Section 13.1, Client agrees to pay NaviSite as a cancellation fee an amount equal to one (1) month of fees for services under this Agreement and all monthly recurring fees and payments due under any Sales Order signed by the Chief Financial Officer of Client after the Effective Date. After such one hundred eighty (180) day period, such cancellation fee shall be all monthly recurring fees and payments due under this Agreement or any Sales Order for the balance of the term hereof or thereof."

6.     Section 7 is hereby modified as follows:

       o In Section 7.2, insert the phrase "to the best of its knowledge, after reasonable inquiry" following the phrase "Client represents and warrants".

       o    Delete subsections (i) and (ii) of Section 7.2.

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       o    Replace Section 7.5 in its entirety with the following: In the event of any breach, or reasonably anticipated breach, of any of the foregoing representations and warranties, in addition to any other remedies available at law or in equity, Client shall promptly and diligently take action to remedy the situation. NaviSite will have the right to immediately suspend the SiteHarbor Services, Consulting Services or CDS Services without prior notice if deemed reasonably necessary by NaviSite to prevent harm to NaviSite and its business. NaviSite shall use commercially reasonable efforts to provide Client with reasonable prior notice in the event of a suspension of the SiteHarbor Services (or, if unable to give prior notice, NaviSite shall use commercially reasonable efforts to provide notice of such suspension as soon as possible thereafter), and NaviSite shall use commercially reasonable efforts to terminate the suspension upon Client's cure of the breach (or anticipated breach) giving rise to the suspension."

7. Replace Section 9.1 in its entirety with the following: "NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY EXEMPLARY, SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE, OR INDIRECT DAMAGES, INCLUDING, WITHOUT LIMITATION, LOST PROFITS, LOST SAVINGS OR DAMAGES RESULTING FROM LOSS OF USE OR LOSS OF CONTENT OR DATA, HOWEVER CAUSED AND REGARDLESS OF THE THEORY OF LIABILITY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. EXCEPT WITH RESPECT TO NAVISITE'S INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 10 OR A BREACH OF NAVISITE'S CONFIDENTIALITY OBLIGATIONS SET FORTH IN SECTION 11, SOLELY TO THE EXTENT SUCH BREACH RESULTS FROM NAVISITE'S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE, IN NO EVENT WILL NAVISITE'S LIABILITY ARISING OUT OF, OR OTHERWISE RELATED TO, THIS AGREEMENT AND SUBJECT MATTER HEREOF EXCEED THE CHARGES PAID BY CLIENT HEREUNDER FOR THE PRIOR TWELVE (12) MONTH PERIOD."

8.     Replace Section 10 in its entirety with the following:

       10.1 Client will indemnify, defend and hold NaviSite harmless from and against any and all costs, liabilities, losses, damages and expenses, including reasonable attorneys' fees, and amounts paid in settlement, resulting from or arising out of any third party claim, suit, action or proceeding (each a "Claim") brought against NaviSite as a consequence of any actual or alleged infringement of any third party U.S. patent, copyright, trademark, trade secret or any other third party intellectual property right relating to the Content or any other information, software, equipment or materials provided or otherwise used by Client or its customers in connection with the services provided by NaviSite hereunder other than those provided by or on behalf of NaviSite (collectively, subject to such exclusion, the "Materials"). NaviSite will indemnify, defend and hold Client harmless from and against any and all costs, liabilities, losses, damages and expenses, including reasonable attorneys' fees, and amounts paid in settlement, resulting from or arising out of any Claim brought against Client as a consequence of NaviSite's actual or alleged infringement of any third party U.S. patent, copyright, trademark or trade secret.

       10.2 The party seeking indemnification hereunder shall provide the indemnifying party with prompt written notice of any Claim, the indemnifying party shall have sole control and authority with respect to the defense or settlement of any Claim and the party seeking indemnification shall cooperate fully with the indemnifying party in the defense of any Claim. In the event any settlement requires an affirmative obligation of, results in any ongoing liability to or prejudices or detrimentally impacts the indemnified party in any material way, then such settlement shall require the indemnified party's prior written consent (not to be unreasonably withheld or delayed). The indemnified party may, at its sole cost and expense, have its own counsel in attendance at all proceedings and substantive negotiations relating to any such claim."

9.     Section 11 is hereby modified as follows:

       o In Section 11.1, replace the phrase "(except as required by law or to that party's attorneys, accountants and other advisors as reasonably necessary)" with the following: "(except (a) as required by law, the rules and regulations of the Securities and Exchange Commission or the applicable rules of any stock exchange or the Nasdaq Stock Market or (b) to that party's attorneys, accountants and other advisors as reasonably necessary)".

       o Add the following phrase to the end of Section 11.2(iv): "without use or reference to the Confidential Information of the disclosing party."

10.    Section 13 is hereby modified as follows:

       o Add the following sentence to the end of Section 13.1: "Subject to the terms and conditions contained in Section 6.3, Client may terminate this Agreement for convenience at any time upon at least thirty (30) days prior written notice to NaviSite."

       o Replace the phrase "five (5) days" with "ten (10) days" in subsection (i) of Section 13.2.

       o Replace the phrase "(notwithstanding the foregoing, NaviSite may elect to suspend the Services for the failure to pay fees in its sole discretion)" in subsection (i) of Section 13.2 with the following phrase: "(notwithstanding the foregoing, NaviSite may upon one (1) business days prior written notice elect to suspend the Services for the failure to pay any such fees within such ten (10) day cure period)."

       o Replace the phrase "sixty (60) days" with "thirty (30) days" in subsection (iii) of Section 13.2.

       o Delete clause (b) of the first sentence of Section 13.3 and insert the following:

                   (b) if this Agreement is terminated by NaviSite pursuant to
                   Section 13.2, then any and all payment obligations of Client under this Agreement will become due immediately; and if this Agreement is terminated by Client, then payment will be made as follows: (i) all previously invoiced amounts will become due immediately and (ii) any amounts not previously invoiced will be due within ten (10) days of delivery of invoice by NaviSite to Client;

       o Delete the third sentence of subsection (e) of Section 13.3 in its entirety.

       o    Delete subsection (f) of Section 13.3 in its entirety.

11.    Delete Section 14.2 in its entirety.

12.    Section 15 is hereby modified as follows:

       o Add the following at the end of Section 15.3: "Notwithstanding the foregoing, Client may transfer or assign its rights and obligations under this Agreement to a subsidiary or entity controlling, controlled by or under common control with such party or to an entity that acquires Client by merger or purchase of all or substantially all of such party's assets so long as such transferee or assignee, as conditions of and prior to the effective date of any such assignment or transfer, (i) pays any and all outstanding obligations of Client to NaviSite which are not the subject of bona fide dispute by Client, and (ii) agrees in writing to be bound by the terms and conditions of this Agreement."

       o Add the following to the end of Section 15.4: ", provided that the party affected by such event promptly notifies (in no event more than five (5) business days of discovery of the event) the other party of the event. If the delays caused by the force majeure conditions are not cured within ten (10) days of the force majeure event, then non-affected party may, upon five (5) days prior written notice to the other party, terminate this Agreement without penalty."

       o Add the following to the end of Section 15.10: ", including, without limitation, the SiteHarbor Services Agreement dated October 30, 1998 between the parties."

13. Schedule A(2) entitled "Service Level Guarantee" is hereby modified as follows:

       o In the "credit" table, replace the phrase "50% of such fees" with "100% of such fees".

       o Replace the second bullet of the Section entitled "Credit Policy" in its entirety with the following:

                   In no event will NaviSite's scheduled maintenance (as defined below) of the Designated NaviCenter, the Front-end Network or the NaviSite Equipment be deemed a Covered Outage. The following is NaviSite's current maintenance schedule: 3:00 a.m. to 6:00 a.m. (ET), Tuesday and Thursday. NaviSite may change such schedule at any time, provided that such change affects all of NaviSite's customers receiving the SiteHarbor Services equally and is not specific to FairMarket. NaviSite shall use commercially reasonable efforts to provide Client with reasonable prior written notice in the event of a material change in its current maintenance schedule (or, if unable to give prior notice, NaviSite shall use commercially reasonable efforts to provide written notice of such change as soon as possible thereafter).

       o In the third bullet of the section entitled "Credit Policy", add the phrase ", except for failures caused by NaviSite" after the phrase "In the case of a Client Equipment failure".

       o In the introduction to the section entitled "Exceptions to the Credit Process", replace the phrase "as determined by NaviSite in its good faith reasonable judgment, a result of" with "are a result of."

       o Replace the sixth bullet of the section entitled "Exceptions to the Credit Process" in its entirety with the following: "Downtime cause as a result of the Client exceeding Client's system capacity;"

       o Replace the seventh bullet of the section entitled "Exceptions to the Credit Process" in its entirety with the following: "Downtime due to viruses caused or otherwise introduced by Client or its customers;"

       o Replace the eighth bullet of the section entitled "Exceptions to the Credit Process" in its entirety with the following: "Time required to recover Client data from backup media due to Client caused failures;"

       o Replace the ninth bullet of the section entitled "Exceptions to the Credit Process" in its entirety with the following: "Time required to complete database server "fail-over" due to Client caused failures;"

       o Replace the tenth bullet of the section entitled "Exceptions to the Credit Process" in its entirety with the following: "Any loss of service to the extent caused by any event or condition not within the control of NaviSite;"

       o Replace the fourteenth bullet of the section entitled "Exceptions to the Credit Process" in its entirety with the following: "Downtime due to Client failure to adhere to NaviSite's architecture, configuration and process standards provided to Client or otherwise made available to NaviSite's customers;"

       o Add the following at the end of Schedule A-2: "Notwithstanding the foregoing, Client may terminate this Agreement for cause and without penalty by notifying NaviSite in writing in the event the Client experiences a Covered Outage for more than eight (8) continuous hours due to any single event or Covered Outages of twelve (12) total hours during any calendar month."

14.    Delete SCHEDULE E in its entirety.

15.    Delete SCHEDULE F in its entirety.


16. This Amendment may be signed in counterparts, including but not limited to via facsimile, each of which shall be deemed to be an original, but all of which shall constitute the same instrument. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

       IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

        NAVISITE, INC.                           FAIRMARKET, INC.

By: /s/ Lisa J. Mudrick                   By:     /s/ Janet Smith
   ---------------------------               ----------------------------------

Name: Lisa J. Mudrick                     Name:  Janet Smith
     -------------------------                 --------------------------------
       [Type or Print]                               [Type or Print]

Title:     VP, Sales                      Title:    CFO
      ------------------------                  -------------------------------

Date:      11-16-01                       Date:    as of November 1, 2001
     -------------------------                  -------------------------------